Exhibit 99.8

FOR IMMEDIATE RELEASE
February 25, 2010
For further information contact: Joshua G. Arnold Vice President, Investor Relations (512) 837-7100 PR@citizensinc.com

CITIZENS, INC. PLANS EARNINGS RELEASE FOR WEDNESDAY, MARCH 10th
AND EXPECTS TO HOST CONFERENCE CALL THURSDAY, MARCH 11th AT 10 A.M. CST

AUSTIN, Texas (February 25, 2010) – Citizens, Inc. (NYSE: CIA) announced today it expects to release 2009 year-end earnings on Wednesday, March 10, 2010.

Following the release, Citizens, Inc. will host a conference call to discuss its 2009 year-end operating results at 10 a.m. Central Standard Time on Thursday, March 11, 2010. The conference call will be hosted by Rick D. Riley, Vice Chairman and President, Kay Osbourn, Chief Financial Officer, and other members of the Citizens, Inc. management team. Citizens, Inc. intends to file its Form 10-K dated December 31, 2009 by Tuesday, March 16, 2010 with the U.S. Securities and Exchange Commission, contingent upon Ernst & Young, LLP’s completion of the quarterly review process.

To participate in the Citizens, Inc. conference call, please dial (888) 742-8686 and when prompted, enter confirmation code #8442219. It is recommended you dial in 3-5 minutes before the call is scheduled to begin. A recording of the conference call will be available on Citizens’ website at www.citizensinc.com in the Investor Information section under News Release & Publications, following the call.

Citizens, Inc. is a financial services company listed on the New York Stock Exchange under the symbol CIA. The Company expects to achieve its goal, established nearly a decade ago, to reach $1 billion in assets by the end of 2010, via the worldwide sale of U.S. Dollar-denominated whole life cash value insurance policies, coupled with the acquisition of other life insurance companies. Citizens’ Class A common stock closed at $6.64 on February 24, 2010.

Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as “may,” “will,” “expect,” “anticipate” or “continue” or comparable words. In addition, all statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements. Readers are encouraged to read the SEC reports of the Company, particularly its Form 10-K for the fiscal year ended December 31, 2008, its quarterly reports on Form 10-Q and its current reports on Form 8-K, for the meaningful cautionary language disclosing why actual results may vary materially from those anticipated by management. The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in the Company’s expectations. The Company also disclaims any duty to comment upon or correct information that may be contained in reports published by the investment community.